UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): May 26, 2005
                                 ______________

                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                   1-11152                  23-1882087
(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


781 Third Avenue, King of Prussia, Pennsylvania                  19406-1409
     (Address of Principal Executive Offices)                    (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

(a) On May 26, 2005, InterDigital Communications Corporation (the "Company") entered into a Severance Agreement and General Release with each of Charles R. Tilden and Howard E. Goldberg, respectively (collectively, the "Severance Agreements"). Prior to the termination of their employment on May 2, 2005, Mr. Tilden had been the Company's Chief Operating Officer and Mr. Goldberg had been the Company's Chief Executive Officer and President, and each of them was employed pursuant to written employment agreements that had previously been filed with the Securities and Exchange Commission (the "Employment Agreements"). The Severance Agreements provide benefits to Messrs. Tilden and Goldberg in a manner consistent with a termination without cause under their respective Employment Agreements.

     Pursuant to the terms of the Severance Agreements, Mr. Tilden and Mr. Goldberg will receive:

     o Continuation of base salary and COBRA group health insurance premiums, in an amount equal to 13 months for Mr. Tilden and 18 months for Mr. Goldberg, less applicable withholding taxes.

     o A pro-rata portion of their respective LTIP cash bonus and restricted stock unit awards under the two Long-Term Compensation Program cycles in effect upon the termination of their employment.

     o    Elimination  of  any  further   restriction  on   transferability   on
          previously awarded shares of restricted stock.

     o Outplacement services for a period of six (6) months, to be extended for up to two immediately subsequent additional three (3) month periods.

     o    Payment of $123,953.50 to Mr.  Goldberg,  which is equal to 50% of Mr.
          Goldberg's   current  target  bonus,   payable  in  18  equal  monthly
          installments, less applicable withholding taxes.

     o The continued payment of Mr. Goldberg's automobile lease in the amount of $741.23 per month for 30 months.

     o Ownership of cell phone and computer equipment previously provided to Mr. Goldberg by the Company.

     Certain of the rights, duties, and obligations of Messrs. Tilden and Goldberg under their respective Employment Agreements are incorporated into the Severance Agreements and survive the termination of their Employment Agreements, including a covenant not to compete. In addition, the Severance Agreements provide for a general release by Messrs. Tilden and Goldberg.

     The foregoing description of the Severance Agreements is a summary of the material terms.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective June 1, 2005, the Board of Directors of the Company amended and restated the Company's By-Laws to remove Section 4.4 which provided for the office, powers and duties of a Chief Operating Officer. Sections 4.5 though 4.12 of the By-Laws have been renumbered accordingly.


Item 7.01   Regulation FD Disclosure.

     The Company expects to recognize a charge of approximately $1.3 million in second quarter 2005 associated with the termination of employment of Messrs. Goldberg and Tilden on May 2, 2005. The charge would be comprised primarily of payments and other benefits associated with such terminations under the provisions of Messrs. Goldberg's and Tilden's respective Severance Agreements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                     INTERDIGITAL COMMUNICATIONS CORPORATION


                     By: /s/ R.J. Fagan
                         ----------------------
                          Richard J. Fagan
                          Chief Financial Officer

Dated:  June 3, 2005